Exhibit 99.1

TerraForm Power Announces Proposed Aggregate $1 Billion Offering of Senior Notes

BETHESDA, Md., Nov. 27, 2017 (GLOBENEWSWIRE)—TerraForm Power, Inc. (Nasdaq: TERP) (“TerraForm Power”) today announced that its indirect subsidiary, TerraForm Power Operating, LLC (the “Issuer”), intends to offer, in a private transaction, up to $1 billion aggregate principal amount of senior notes to be issued in one or more series with maturities up to approximately 10 years (the “Notes”), subject to market conditions and other factors.

The Notes will be senior obligations of the Issuer and will be guaranteed by the Issuer’s direct parent, TerraForm Power, LLC (“Terra LLC”), and each of the Issuer’s existing and future subsidiaries that guarantee its senior secured credit facilities or certain other material indebtedness of the Issuer or Terra LLC, subject to certain exceptions. TerraForm Power will not guarantee the Notes.

The Issuer intends to use the net proceeds to redeem in full its existing $950 million senior notes due in 2023 (the “Existing 2023 Notes”) and pay associated fees and expenses. This press release does not constitute a notice of redemption of the Existing 2023 Notes.

This press release shall not constitute an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering memorandum to qualified institutional buyers under Rule 144A and to persons outside of the United States under Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About TerraForm Power

TerraForm Power owns and operates a best-in-class renewable power portfolio of solar and wind assets located primarily in the U.S., totaling more than 2,600 megawatts of installed capacity. TerraForm Power has a mandate to acquire operating solar and wind assets in North America and Western Europe. TerraForm Power is listed on the Nasdaq stock exchange (Nasdaq: TERP). It is sponsored by Brookfield Asset Management, a leading global alternative asset manager with ~ US$265 billion of assets under management.

For more information about TerraForm Power, please visit: www.terraformpower.com.

Contacts for Investors / Media:

TerraForm Power

investors@terraform.com

Safe Harbor Disclosure

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Power expects or anticipates will occur in the future are forward-looking statements. They may include statements regarding the redemption of existing notes, the terms of the new offering and the intended use of the proceeds of the new offering, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Power’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Power believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, risks related to Brookfield sponsorship, including our ability to realize the expected benefits of the transaction with Brookfield, risks related to wind conditions at our wind assets or to weather conditions at our solar assets, risks related to potential events of default at our project financings, risks related to delays in our filing of periodic reports with the SEC, risks related to the effectiveness of our internal controls over financial reporting, pending and future litigation, our ability to integrate the projects we acquire from third parties or otherwise and realize the anticipated benefits from such acquisitions, the willingness and ability of counterparties to fulfill their obligations under offtake agreements, price fluctuations, termination provisions and buyout provisions in offtake agreements, our ability to enter into contracts to sell power on acceptable prices and terms, including as our offtake agreements expire, our ability to successfully identify, evaluate and consummate acquisitions, government regulation, including compliance with regulatory and permit requirements and changes in market rules, rates, tariffs, tax rules, environmental laws and policies affecting renewable energy, operating and financial restrictions placed on us and our subsidiaries related to agreements governing indebtedness, the condition of the debt and equity capital markets and our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward, cash trapped at the project level, including the risk that such project-level cash may not be released up to us in a timely manner, risks related to the proposed relocation of our headquarters, our ability to compete against traditional and renewable energy companies, and hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages.

TerraForm Power disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Power’s Form 10-K for the fiscal year ended December 31, 2016, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

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